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                                                                      EXHIBIT 10



                          [CB FINANCIAL LETTERHEAD]




                          CHANGE OF CONTROL AGREEMENT


     This CHANGE OF CONTROL AGREEMENT ("Agreement") is made effective as of the first day of March 1995, by and between CB Financial Corporation, a Michigan corporation having its principal place of business in Jackson, Michigan (the "Company"), and Steven W. Seely (Executive), an individual currently residing in Grand Rapids, Michigan, (the "Employee").

     1. PAYMENT OF SEVERANCE AMOUNT. If the Employee's employment by the Company or any subsidiary or successor of the company shall be subject to an Involuntary Termination within the covered Period, then the Company shall pay the Employee an amount equal to the applicable Severance Amount, payable within 15 days after the Termination Date.

     2. DEFINITIONS. All the terms defined in this paragraph 2 shall have the meanings given below throughout this Agreement.

               (a) An "AFFILIATE" shall mean any entity which owns or controls, is owned by or is under common ownership or control with, the Company.

               (b) "BASE ANNUAL SALARY" shall, as determined on the Termination Date, be equal to the greater of:

               i. the employee's annual salary excluding bonuses and special incentive payments on the date of the earliest Change of Control to occur during the Covered Period, or

               ii. the employee's annual salary excluding bonuses and special incentive payments on the Termination Date.

               (c) "CHANGE IN DUTIES" shall mean any one or more of the following:

               i. a significant change in the nature or scope of the Employee's authorities or duties from those applicable to him immediately prior to the date on which a Change of Control occurs;

               ii. a reduction in the Employee's Base Annual Salary from that provided to him immediately prior to the date on which a Change of Control occurs;

               iii. a diminution in the Employee's eligibility to participate in bonus, stock option, incentive award and other compensation plans which provide opportunities to receive compensation from the greater of:




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               --the opportunities provided by the Company (including its subsidiaries) for executives with comparable duties; or

               --the opportunities under any such plans under which he was participating immediately prior to the date on which a Change of Control occurs;

               iv. a diminution in employee benefits (including but not limited to medical, dental, life insurance and long-term disability plans) and perquisites applicable to Employee, from the greater of:

               --the employee benefits and perquisites provided by the Company, (including its subsidiaries) to executives with comparable duties; or

               --the employee benefits and perquisites to which he was entitled immediately prior to the date on which a Change of Control occurs;

               v. a change in the location of the Employee's principal place of employment by the Company (including its subsidiaries) by, more than ten miles from the location where he was principally employed immediately prior to the date on which a Change of Control occurs; or

               vi. a reasonable determination by the Board of Directors of the Company that, as a result of a Change in Control and a change in circumstances thereafter significantly affecting his position, he is unable to exercise the authorities, powers, function or duties attached to his position immediately prior to the date on which a Change of Control occurs.

               (d)  A "CHANGE OF CONTROL" shall be deemed to have occurred if:

               i. any "person," including a "group" as determined in accordance with the Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act"), is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30 percent or more of the combined voting power of the Company's then outstanding securities:

               ii. as a result of, or in connection with, any tender offer or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company:

               iii. the Company is merged or consolidated with another corporation and as a result of the merger or consolidation less than 70 percent of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former stockholders of the Company, other than (x) affiliates within the meaning of the Exchange Act of (y) any party to the merger or consolidation;

               iv. a tender offer or exchange offer is made and consummated for the ownership of securities of the Company representing 30 percent or more of the combined voting power of the Company's then outstanding voting securities; or





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               v.   the Company transfers substantially all of its assets to
another corporation which is not a wholly-owned subsidiary of the Company.

               (e) "COVERED PERIOD" for the Employee shall mean a period of time following the occurrence of a Change of Control equal to the lesser of (i) the Employee's period of employment with the Company, any subsidiary, or any predecessor of either prior to that Change of Control, or (ii) two years following the occurrence of the Change of Control.

               (f)  "INVOLUNTARY TERMINATION" shall mean any termination which:

               i. does not result from a resignation by the Employee (other than a resignation pursuant to clause ii of this subparagraph (f); or

               ii. results from a resignation following any change in Duties; provided, however, the term "Involuntary Termination" shall not include:

               x.   a Termination for Cause, or

               y. any termination as a result of death, disability, or normal retirement pursuant to a retirement plan to which the Employee was subject prior to any Change of control.

               (g) "SEVERANCE AMOUNT" is equal to 2.00 times the Employee's Base Annual Salary in the case of an Involuntary Termination.

               (h) "TERMINATION FOR CAUSE" shall mean only a termination as a result of fraud, misappropriation of or intentional material damage to the property or business of the Company (including its subsidiaries), or commission of a felony by the Employee.

               (i) "VOTING SECURITIES" shall mean any securities which ordinarily possess the power to vote in the election of directors without the happening of any pre-condition or contingency.

          3. GOLDEN PARACHUTE PAYMENT REDUCTION. It is the intention of the parties that the Severance Amount payments under this Agreement shall not constitute "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, and any regulations thereunder. If the independent accountants acting as auditors for the Company on the date of a Change of Control (or another accounting firm designated by them which shall not include the auditors for any person or group acquiring the Company in a Change of Control) determine that the Severance Amount payments under this Agreement may constitute "excess parachute payments," the payments may be reduced to the maximum amount which may be paid without the payments being "excess parachute payments." The determination shall take into account (i) whether the payments are "parachute payments: under Section 280G and, if so,
(ii) the amount of payments under this Agreement that constitutes reasonable compensation under Section 280G. Nothing contained in this Agreement shall prevent the Company after a Change of Control from agreeing to pay the Employee compensation or benefits in excess of those provided in this Agreement.

          4. MEDICAL AND DENTAL BENEFITS. If the Employee's employment by the Company or any subsidiary or successor of the company shall be subject to an




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involuntary Termination within the Covered Period, then to the extent that the
Employee or any of the Employee's dependents may be covered under the terms of any medical and dental plans of the Company (or any subsidiary) for active employees immediately prior to the termination, the Company will provide the Employee and those dependents with equivalent coverages (including the availability of benefits in the same geographic localities and without increasing Employee deductibles or co-payment requirements) for a period not to exceed twenty-four months from the termination. The coverages may be procured directly by the company (or any subsidiary, if appropriate) apart from, and outside of the terms of the plans themselves; provided that the Employee and the Employee's dependents comply with all of the conditions of the medical or dental plans. In consideration for these benefits, the Employee must make contributions equal to those required from time to time from employees for equivalent coverages under the medical or dental plans.

          5. NOTICES. Notices and all other communications under this agreement shall be in writing and shall be deemed given when personally delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                     If to the Company to:

                     CB Financial Corporation
                     One Jackson Square
                     Jackson, MI 49201

                     Attention: Chairman

                     If to the Employee to:


                     _____________________________________

                     _____________________________________

                     _____________________________________

or to such other address as either party may furnish to the other in writing, except that notices of changes of address shall be effective only upon receipt.

     6. APPLICABLE LAW. This contract is entered into under, and shall be governed for all purposes by, the laws of the State of Michigan.

     7. SEVERABILITY. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this Agreement and all other provisions shall remain in full force and effect.

     8. WITHHOLDING OF TAXES. Company may withhold from any benefits payable under this Agreement all Federal, state, city or other taxes as may be required pursuant to any law, governing regulation or ruling.

     9. NOT AN EMPLOYMENT AGREEMENT. Nothing in this agreement shall give the Employee any rights (or impose any obligations) to continued employment by the Company or any subsidiary or successor of the Company, nor shall it give the Company





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any rights (or impose any obligations) for the continued performance of duties by the Employee for the Company or any subsidiary or successor of the Company.

     10. NO ASSIGNMENT. The Employee's right to receive payments or benefits under this Agreement shall not be assignable or transferable, whether by pledge, creation of a security interest or otherwise, other than a transfer by will or by the laws of descent or distribution. In the event of any attempted assignment or transfer contrary to this paragraph the Company shall have no liability to pay any amount so attempted to be assigned or transferred. This Agreement shall insure to the benefit of and be enforceable by the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

     11. SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns (including, without limitation, any company into or with which the Company may merge or consolidate). The Company agrees that it will not effect the sale or other disposition of all or substantially all of its assets unless either (i) the person or entity acquiring the assets or a substantial portion of the assets shall expressly assume by an instrument in writing all duties and obligations of the Company under this Agreement or (ii) the Company shall provide, through the establishment of a separate reserve for the payment in full of all amounts which are or may reasonably be expected to become payable to the Employee under this Agreement.

     12. TERM. This Agreement shall be effective as of the date first above written and shall remain in effect for a period of five (5) years and continue for successive two (2) year periods(s) thereafter unless the Company shall give Employee written notice to the effect that it shall not be extended at least thirty (30) days prior to the expiration of the initial or any extended term. In the event of a Change of Control during the term of this Agreement, this Agreement shall remain in effect for the Covered Period.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first written.



                              CB FINANCIAL CORPORATION



                              By________________________________
                                Brian D. Bell


                              EMPLOYEE

                              ___________________________________
                              Steven W. Seely